Exhibit 99.1

Veritone Announces Repurchase of $60.0 Million of 1.75% Convertible Senior Notes Due 2026

DENVER, CO – November 30, 2022 – Veritone, Inc. (NASDAQ: VERI), creator of aiWARE, a hyper-expansive Enterprise AI platform, today announced that it has entered into separate, privately negotiated transactions (the “Agreements”) with certain holders of its outstanding 1.75% Convertible Senior Notes due 2026 (the “Notes”) to repurchase (the “Repurchases”) approximately 30% of the outstanding Notes or $60 million aggregate principal amount of the Notes for an aggregate cash repurchase price of approximately $38 million. The final aggregate cash repurchase price will be determined based on the sum of (i) approximately $37.5 million based on Veritone’s November 29, 2022 closing stock price of $5.60 per share, (ii) an amount (which may be positive or negative) based in part on the daily volume-weighted average price per share of Veritone’s common stock during a 10-trading day pricing period following the execution of the Agreements and (iii) accrued and unpaid interest to, but excluding, the closing date. The actual amount of cash paid in the Repurchases could vary from the estimated aggregate repurchase price depending on changes in the trading price of Veritone’s common stock during the measurement period. The Repurchases are expected to close on or about December 16, 2022, subject to certain closing conditions. Following the closing of the Repurchases, Veritone intends to cancel the repurchased Notes and, after such cancellation of repurchased Notes, approximately $141 million aggregate principal amount of the Notes will remain outstanding. The Repurchases could affect the market price of Veritone’s common stock.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Veritone

Veritone (NASDAQ: VERI) is a leader in enterprise artificial intelligence (AI) software and solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services, and industry applications accelerate and maximize digital migration, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s hyper-expansive Enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through professional and managed services, as well as its robust partner ecosystem, Veritone develops and builds AI solutions that solve the problems of today and tomorrow.

Forward-Looking Statements

This news release contains forward-looking statements, including statements related to the amount of the Notes to be repurchased, the ability to complete the Repurchases on the timeline described herein or at all, the ultimate cash purchase price for the Repurchases, and the impact of the Repurchases on the market price of Veritone’s common stock. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, Veritone’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, changes in the price of the common stock and changes in the convertible note and the capital markets generally, which are difficult or impossible to predict accurately and are beyond the control of Veritone. Certain of these judgments and risks are discussed in more detail in Veritone’s Annual Report on Form 10-K, as supplemented by Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the three months ended March 31, 2022, and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Veritone or any other person that Veritone’s objectives or plans will be achieved. The forward-looking statements contained herein reflect Veritone’s beliefs, estimates and predictions as of the date hereof, and Veritone undertakes no obligation to revise or update the forward-looking statements contained

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herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Veritone Contact:

Brian Alger, CFA

SVP, Investor Relations and Capital Markets

Veritone, Inc.

415-203-8265

investors@veritone.com

IR Agency Contact:

Stefan Norbom

Prosek Partners

203-644-5475

snorbom@prosek.com

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